Investor Relations Contact:	Media Contact:
Randy Scherago GeoEye (703) 480-6325 scherago.randy@geoeye.com	Val Webb GeoEye (303) 254-2120 webb.val@geoeye.com

GeoEye Appoints Dr. William L. Ballhaus
as New Board Member

DULLES, Va. (Nov. 1, 2010) – GeoEye, Inc. (NASDAQ: GEOY), a premier provider of superior satellite and aerial-based geospatial information and services, announced today that it has appointed Dr. William L. Ballhaus to serve on GeoEye’s board of directors. He joins nine other board members.

Ballhaus’ appointment follows the closing of GeoEye’s financing arrangement with Cerberus Capital Management, L.P., which the Company announced in March. GeoEye partnered with Cerberus to provide financing to support its bid on the National Geospatial-Intelligence Agency’s (NGA) EnhancedView program. In August, the NGA awarded the Company a major contract under EnhancedView, worth up to $3.8 billion over the next 10 years.

Lieutenant General James A. Abrahamson (retired USAF), GeoEye’s chairman of the Board of Directors, said, “We are pleased to welcome Dr. Ballhaus to GeoEye’s board. His leadership and expertise will be valuable as we navigate our next phase of growth and work to meet the stringent requirements and milestones of the EnhancedView program.”

Ballhaus, who holds a doctorate degree in aeronautics and astronautics, is currently a senior advisor and operating partner at Cerberus Operations and Advisory Company LLC. In his current role, he advises the firm in sourcing and executing portfolio investments in the aerospace and defense sector. Ballhaus served as president, chief executive officer and a director of DynCorp International, acquired by affiliates of Cerberus in July 2010, until August 2010. From 2003 to 2008, he served as president of BAE System Inc.’s Network Systems, National Security Solutions and Mission Solutions businesses. Before serving at BAE System Inc., Ballhaus held various senior executive roles at Hughes and The Boeing Company.

Ballhaus currently serves on the United States Geospatial Intelligence Foundation Board of Directors and the UCLA Anderson School Board of Visitors. He also serves as a director on a number of Cerberus portfolio company boards and is the vice chairman and a director of DynCorp International. He is a Fellow of the American Institute of Aeronautics and Astronautics and a Fellow of the British American Project.

“I am looking forward to working more closely with GeoEye in this new capacity,” said Ballhaus. “Now that commercial satellite imagery is a key component of our nation’s national imagery architecture, GeoEye is well positioned to deliver the best products and services to our government and to our commercial customers both here and overseas.”

About GeoEye
GeoEye, Inc. is a leading international information services company serving government and commercial markets. The Company is recognized as one of the geospatial industry’s imagery experts, delivering exceptional quality imagery products, services and solutions to customers around the world. In August, GeoEye was named one of Fortune Magazine’s “100 Fastest-Growing Companies” in the United States. The Company has more than 500 employees dedicated to developing best-in-class geospatial information products and services. GeoEye is a public company listed on the NASDAQ stock exchange under the symbol GEOY. Additional information about GeoEye is available at www.geoeye.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Without limitation, the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “will” and similar expressions are intended to identify forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future, including statements relating to growth, expected levels of expenditures and statements expressing general optimism about future operating results, are forward-looking statements. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. All such forward-looking statements and those presented elsewhere by our management from time to time are subject to certain risks and uncertainties that could cause actual results to differ materially from those in forward-looking statements. These risks and uncertainties include, but are not limited to, those described in “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2009, which we filed with the Securities and Exchange Commission (“SEC”) on March 12, 2010, and our Quarterly Reports on Form 10-Q for the period ended March 31, 2010 and June 30, 2010, which we filed with the SEC on May 10, 2010, and Aug. 9, 2010, respectively. Copies of all SEC filings may be obtained from the SEC’s EDGAR Web site, http://www.sec.gov/, or by contacting: William L. Warren, Senior Vice President, General Counsel and Secretary, at 703-480-5672.

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